As filed with the Securities and Exchange Commission on November 4, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	68-0262011
(State of Incorporation)	(I.R.S. Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(925) 288-6000

(Address of principal executive offices)

2008 Equity Incentive Plan

(Full title of the plan)

William M. Greenman

President and Chief Executive Officer

CERUS CORPORATION

2550 Stanwell Drive

Concord, California 94520

(925) 288-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share, including related rights to purchase Series C Junior Participating Preferred Stock(1)	2,000,000	$2.625	$5,250,000.00	$601.65

(1)	Each share of the Registrant’s Common Stock registered hereunder, if issued prior to the termination of the Registrant’s rights agreement, dated as of November 3, 1999, as amended, between the Registrant and the rights agent named therein, includes Series C junior participating preferred stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock, and have no value except as reflected in the market price of the shares of the Registrant’s Common Stock to which they are attached.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall cover any additional shares of Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on October 31, 2011, in accordance with Rule 457(c) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2008 Equity Incentive Plan (the “Plan”). The shares of the Registrant’s Common Stock previously reserved for issuance under the Plan were registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-152680), filed with the Securities and Exchange Commission on July 31, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 16, 2011 (the “2010 Form 10-K”);

•	the information specifically incorporated by reference into the 2010 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 22, 2011;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the Commission on May 6, 2011;

•

the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the Commission on August 8, 2011, as amended by Amendment No. 1 on Form 10-Q/A filed with the Commission on August 30, 2011;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 filed with the Commission on November 3, 2011;

•

the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 21, 2011, March 2, 2011, March 3, 2011 (reporting under Items 1.01 and 2.03), April 20, 2011 (as amended on May 18, 2011), May 18, 2011, June 6, 2011, June 8, 2011, June 29, 2011, September 8, 2011 and October 5, 2011;

•

the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on January 8, 1997, including any amendments or reports filed for the purpose of updating such description; and

•

the description of the Registrant’s preferred share purchase rights in the Registrant’s registration statement on Form 8-A filed with the Commission on October 30, 2009, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation further provides that the Registrant must indemnify the Registrant’s directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

•	the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these people against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number

3.1(1)	Amended and Restated Certificate of Incorporation of Cerus Corporation

3.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation

3.3(3)	Amended and Restated Bylaws of Cerus Corporation

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2(4)	Specimen Stock Certificate

4.3(5)	Rights Agreement, dated as of November 3, 1999, as amended as of August 6, 2001, between Cerus Corporation and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.).

4.4(6)	Amendment to Rights Agreement, dated as of October 28, 2009, between Cerus Corporation and Wells Fargo Bank, N.A. (which includes the form of Rights Certificate as Exhibit B thereto).

5.1	Opinion of Cooley LLP

10.1(7)	2008 Equity Incentive Plan, as amended

Exhibit Number

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 333-72185), filed with the SEC on November 12, 1999.
(2)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937) for the quarter ended June 30, 2010.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on June 19, 2008.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-11341) and amendments thereto.
(5)	Incorporated by reference to the Registrant’s Quarterly Report on form 10-Q (File No. 000-21937), for the quarter ended June 30, 2009.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on October 30, 2009.
(7)	Incorporated by reference to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q/A (File No. 000-21937), for the quarter ended June 30, 2011.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Concord, State of California, on this 3rd day of November, 2011.

Cerus Corporation

By:	/s/ William M. Greenman
William M. Greenman
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William M. Greenman and Kevin D. Green, each acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Greenman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2011
William M. Greenman

/s/ Kevin D. Green	Vice President, Finance and Chief Accounting Officer (Principal Financial and Accounting Officer)	November 3, 2011
Kevin D. Green

/s/ B.J. Cassin	Chairman of the Board of Directors	November 3, 2011
B.J. Cassin

/s/ Timothy B. Anderson	Director	November 3, 2011
Timothy B. Anderson

/s/ Laurence M. Corash, M.D.	Director	November 3, 2011
Laurence M. Corash, M.D.

/s/ Bruce C. Cozadd	Director	November 3, 2011
Bruce C. Cozadd

/s/ Gail Schulze	Director	November 3, 2011
Gail Schulze

/s/ Daniel N. Swisher, Jr.	Director	November 3, 2011
Daniel N. Swisher, Jr.

EXHIBITS

Exhibit Number

3.1(1)	Amended and Restated Certificate of Incorporation of Cerus Corporation

3.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation

3.3(3)	Amended and Restated Bylaws of Cerus Corporation

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2(4)	Specimen Stock Certificate

4.3(5)	Rights Agreement, dated as of November 3, 1999, as amended as of August 6, 2001, between Cerus Corporation and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.)

4.4(6)	Amendment to Rights Agreement, dated as of October 28, 2009, between Cerus Corporation and Wells Fargo Bank, N.A. (which includes the form of Rights Certificate as Exhibit B thereto)

5.1	Opinion of Cooley LLP

10.1(7)	2008 Equity Incentive Plan, as amended

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 333-72185), filed with the SEC on November 12, 1999.
(2)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937) for the quarter ended June 30, 2010.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on June 19, 2008.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-11341) and amendments thereto.
(5)	Incorporated by reference to the Registrant’s Quarterly Report on form 10-Q (File No. 000-21937), for the quarter ended June 30, 2009.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on October 30, 2009.
(7)	Incorporated by reference to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q/A (File No. 000-21937), for the quarter ended June 30, 2011.